Exhibit (g)(3)

AMENDMENT TO AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Amendment to Amended and Restated Master Custodian Agreement is dated as of

February 17, 2009 by and between each registered investment company and their subsidiaries or other entities identified on Appendix A hereto (each, the “Fund”) and Brown Brothers Harriman & Co. (“BBH”).

Whereas pursuant to an Amended and Restated Master Custodian Agreement dated as of October 17, 2008 by and between BBH and each Fund (the “Agreement”), BBH has been appointed its custodian as provided in the Agreement;

Whereas certain new Funds wish to appoint BBH as custodian pursuant to the Agreement and BBH has agreed to accept such appointment in accordance with the terms of the Agreement and schedules thereto

Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to amend the Agreement and schedules thereto as follows:

I.	Amendments to the Agreement

1.         The preamble on page 1 of the Agreement is hereby deleted in its entirety and the following is substituted therefore:

“AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT dated as of October 17, 2008, between each registered investment company and their wholly owned subsidiaries or other entities identified on Appendix A, as may be amended from time to time (each registered investment company and their wholly owned subsidiaries or other entity made subject to this Agreement referred to as the "Fund", each of which is a Massachusetts business trust, a Maryland corporation or other entity), and Brown Brothers Harriman & Co. (the "Custodian"), a New York limited partnership. Each Fund is entering into this Agreement on behalf of each of its series existing as of the date hereof. The Custodian shall treat the assets of each series as a separate Fund hereunder, and any reference to "Fund" shall refer to a series of the Fund as the context shall require. In the event the Fund establishes one or more additional series after the date hereof, with respect to which the Fund desires to have the Custodian render services as Custodian hereunder, the Fund shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Fund or Funds hereunder.”

2.	Section 4.2(a) is hereby deleted in its entirety and the following is substituted therefore:

“(a) Foreign Subcustodians. The Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the SEC is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a subcustodian for purposes of holding investments of the Fund outside the United States (a “Foreign Subcustodian”). For the avoidance of doubt, the requirements of Rule 17f-5 shall apply with respect to each Foreign Subcustodian that holds cash and securities or other assets for each Fund, regardless of whether such Fund is a registered investment company.”

3.         The first paragraph of Section 9.10 of the Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“The Parties. All references herein to the “Fund” are to each of the management investment companies and their wholly owned subsidiaries or other entities listed on Appendix A hereto, and each entity made subject to this Agreement, individually, as if this Agreement was between such individual Fund and the Custodian. Each Fund is a Massachusetts business trust, a Maryland corporation or other entity. Each Fund is entering into this Agreement on behalf of each of its series existing as of the date hereof, if applicable, and such series as may be notified from time to time in writing to the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.”

4.	The following new section is hereby added after the end of Section 9.11 of the Agreement:

“9.12    Obligations of the Custodian under this Agreement that arise with respect to a Fund (i) due to requirements of the 1940 Act or any rules thereunder or (ii) to the extent the 1940 Act or any rules thereunder apply, shall be applicable to a Fund that is not a registered investment company as though such Fund were a registered investment company.”

5.         Appendices A and D to the Agreement is each hereby deleted in its entirety, and Appendices A and D attached hereto is substituted therefore, respectively.

6.         The first sentence of the first paragraph of the Electronic and On-Line Services Schedule to the Agreement is hereby deleted in its entirety and the following is substituted therefore:

“This Electronic and On-Line Services Schedule (this Schedule) to an Amended and Restated Master Custodian Agreement dated as of October 17, 2008 (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us, our) and each Registered Investment Company and their wholly owned subsidiaries and certain other entities identified on Appendix A to the Agreement (you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of October 17, 2008 (the Effective Date).”

7.         The first paragraph of the Funds Transfer Services Schedule to Amended and Restated Custodian Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“1. Execution of Payment Orders. Brown Brothers Harriman & Co. (the Custodian) is hereby instructed by each of the Registered Investment Companies and their wholly owned subsidiaries and certain other entities listed on Appendix A attached hereto (each the Fund) to execute each payment order, whether denominated in United States dollars or other applicable currencies, received by the Custodian in the Fund’s name as sender and authorized and confirmed by an Authorized Person as defined in an Amended and Restated Master Custodian Agreement dated as of October 17, 2008 by and between the Custodian and the Fund, as amended or restated from time thereafter (the Agreement), provided that the Fund has sufficient available funds on deposit in a Principal Account, as defined in the Agreement, and provided that the order (i) is received by the Custodian in the manner specified in this Funds Transfer Services Schedule or any amendment hereafter; (ii) complies with any written instructions and restrictions of the Fund as set forth in this Funds Transfer Services Schedule or any amendment hereafter; (iii) is authorized by the Fund or is verified by the Custodian in compliance with a security procedure set forth in Paragraph 2 below for verifying the authenticity of a funds transfer communication sent to the Custodian in the name of the Fund or for the detection of errors set forth in any such communication; and (iv) contains sufficient data to enable the Custodian to process such transfer.”

8.         The first paragraph on the first page of the 17f-5 Delegation Schedule to the Agreement is hereby deleted in its entirety, and the following is substituted therefore:

“By its execution of this Delegation Schedule dated as of October 17, 2008, each of the Registered Investment Companies and their wholly owned subsidiaries and other entities listed on Appendix A attached hereto, as may be amended from time to time, each, except as noted herein, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Directors/Trustees or its duly appointed representative (the Fund), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Fund's Assets outside the United States. For the avoidance of doubt, the terms of this 17f-5

Delegation Schedule shall apply to each Fund, regardless of whether such Fund is a management investment company registered with the SEC under the 1940 Act as though each Fund were a management investment company registered with the SEC under the 1940 Act.”

II.	Miscellaneous

1.         As amended hereby, all terms and provisions of the Agreement and each schedule thereto are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.         This Amendment shall be governed by such laws as provided in Section 9.5 of the Agreement. This Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the Amendment and together with the Agreement, shall represent the entire understanding of the parties hereto.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/James R. Kent
Name:	James R. Kent
Title:	Managing Director

EACH REGISTERED INVESTMENT COMPANY AND THEIR

SUBSIDIARIES AND OTHER ENTITIES

IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/Michael G. Clark
Name:	Michael Clark
Title:	President

APPENDIX A TO THE

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND THEIR SUBSIDIARIES OR OTHER ENTITIES

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF FEBRUARY 20, 2009

DWS Advisor Funds

DWS International Select Equity Fund

DWS RREEF Global Real Estate Securities Fund

DWS Global Commodities Stock Fund, Inc.

DWS Global/International Fund, Inc.

DWS Emerging Markets Fixed Income Fund

DWS Global Bond Fund

DWS Global Thematic Fund

DWS RREEF Global Infrastructure Fund

DWS Global High Income Fund, Inc.

DWS International Fund, Inc.

DWS Emerging Markets Equity Fund

DWS Europe Equity Fund

DWS International Value Opportunities Fund

DWS Latin America Equity Fund

DWS Institutional Funds

DWS Commodity Securities Fund

DWS Investors Fund, Inc.

DWS Japan Equity Fund

DWS Mutual Funds, Inc.

DWS Gold & Precious Metals Fund

DWS RREEF World Real Estate & Tactical Strategies Fund, Inc.

DWS Securities Trust

DWS Climate Change Fund

DWS Variable Series II

DWS Global Thematic VIP

DWS International Select Equity VIP

DWS Cayman Precious Funds Metals, Inc.

DWS Cayman Commodity Fund I, Ltd.

DWS Cayman Commodity Fund II, Ltd.

APPENDIX D TO THE

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT BETWEEN

EACH REGISTERED INVESTMENT COMPANY AND THEIR SUBSIDIARIES OR OTHER ENTITY IDENTIFIED ON APPENDIX A ATTACHED

AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF OCTOBER 17, 2008

LIST OF COUNTRIES IN RELATION TO SECTION 5.2(a)

Costa Rica

Cyprus

Jamaica

Trinidad & Tobago

Tunisia